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                                                                    Exhibit 10.2

                                  NEPHROS, INC.
                            2004 STOCK INCENTIVE PLAN

                                    Article 1
                Establishment, Purpose and Effective Date of Plan

     1.1 Establishment of the Plan. Nephros, Inc. (the "Company") hereby establishes an incentive compensation plan to be known as the "Nephros, Inc. 2004 Stock Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and phantom stock units to Key Persons. Subject to ratification by a majority of the shareholders of the Company, the Plan shall become effective as of July 8, 2004 (the "Effective Date"), and shall remain in effect as provided in Section 1.3. Awards may be granted under the Plan on or after the Effective Date, but shall in no event be exercisable or payable to a Participant prior to such stockholder approval and, if such approval is not obtained within twelve months after the Effective Date, such awards and the Plan shall be of no force and effect.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company by providing incentives to Key Persons that will link their personal interests to the long-term financial success of the Company and to growth in stockholder value. The Plan is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Persons upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as defined in Section 1.1, and shall remain in effect, subject to earlier termination in accordance with Article 9, until all Stock subject to it shall have been purchased or acquired according to its provisions. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

                                    Article 2
                          Definitions and Construction

     2.1 Definitions. Whenever used in the Plan with the initial letter of the word capitalized, the following terms shall have the meanings set forth below, unless a different meaning is clearly intended by the context.

     (a) "Award" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Phantom Stock Units.

     (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

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     (c)  "Cause" has the meaning set forth in any employment, severance or other agreement governing the relationship between the relevant Participant and the Company in effect as of the date the event giving rise to Cause occurred. In the absence of such a provision, "Cause" means (i) any material violation by the Participant of the terms of any agreement between the Participant and the Company, including, without limitation, any employment or non-competition agreement, (ii) the Participant's conviction (including conviction on a nolo contendere plea) of any crime (whether or not involving the Company) that either constitutes a felony in the jurisdiction involved or, in the good faith judgment of the Company, involves fraud or dishonesty,
          (iii) conduct of the Participant related to the Participant's employment for which either criminal or civil penalties against the Participant or the Company may be sought or which is otherwise materially injurious to the Company, (iv) material violation of the Company's policies, including, without limitation, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy, or (v) gross neglect or misconduct in the performance of the Participant's duties for the Company or the Participant's willful or repeated failure or refusal to perform such duties.

          Any rights the Company may have under the Plan resulting from events giving rise to Cause shall be in addition to the rights the Company may have under any other agreement with a Participant or at law or in equity. Any determination of whether a Participant's employment is (or is deemed to have been) terminated for Cause shall be made by the Committee in its sole discretion, which determination shall be final and binding on all parties. If, subsequent to a Participant's termination of employment (whether voluntary or involuntary) without Cause, it is discovered that the Participant's employment could have been terminated for Cause, such Participant's employment shall be deemed to have been terminated for Cause. A Participant's termination of employment for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

     (d) "Change in Control" means the occurrence of any of the following events: (i) any "person," including a "group," as such terms are defined in sections 13(d) and 14(d) of the 1934 Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding shares of Stock; (ii) the complete liquidation of the Company, (iii) the sale of all or substantially all of the assets of the Company; or (iv) a majority of the members of the Board are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred as a result of an underwritten public offering of Stock.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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     (f)  "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.

     (g) "Company" means Nephros, Inc., a Delaware corporation, or any successor as provided in Section 10.7.

     (h) "Disability" means a permanent and total disability as determined by the Committee in good faith, provided that with respect to an ISO, it shall mean a disability described in Sections 422(c)(6) of the Code.

     (i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" of a Share on a specified date means the average of the bid and asked closing prices at which one Share is traded on the over-the-counter market on that date, as reported on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), or the closing price at which a Share is listed if listed as a national market security on NASDAQ or on a national securities exchange on which Shares are primarily traded; but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above is applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

     (k)  "Incentive Stock Option" or "ISO" means an Option granted under
          Article 6 which is designated an Incentive Stock Option and is intended to meet the requirements of Section 422(b) of the Code.

     (l) "Key Person" means an employee or director of or consultant to the Company or one of its Subsidiaries, who, in the opinion of the Committee, can contribute to the growth and profitability of the Company. "Key Person" also may include those employees, directors or consultants identified by the Committee in connection with situations concerning extraordinary performance, promotion, retention, or recruitment. The granting of an Award under the Plan shall be deemed a determination by the Committee that such individual is a Key Person.

     (m)  "Nonqualified Stock Option" or "NSO" means an Option granted under
          Article 6 which is not an Incentive Stock Option.

     (n) "Option" means an Incentive Stock Option or a Nonqualified Stock Option. Subject to the terms and conditions of the Plan and of the relevant Option agreement, the grant of an Option entitles a Participant to purchase a pre-established number of Shares at an exercise price established by the Committee.

     (o) "Participant" means a Key Person who has been granted an Award under the Plan.

     (p) "Period of Restriction" means the period or periods during which the transfer of Shares of Restricted Stock is restricted pursuant to
          Article 7.

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     (q)  "Phantom Stock Unit" shall mean the right, pursuant to Article 8, to receive from the Company, in the discretion of the Committee, a Share or a cash payment equal to the Fair Market Value of such Share as of a specified date in the future.

     (r) "Plan" means the Nephros, Inc. 2004 Stock Incentive Plan, as described in this document.

     (s) "Restricted Stock" means restricted Shares granted to a Participant pursuant to Article 7.

     (t)  "Stock" or "Shares" means the common stock of the Company.

     (u) "Stock Appreciation Right" or "SAR" means the right, subject to the terms of the Plan and the applicable Award agreement, to receive from the Company, with respect to each Share subject to the SAR, an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR.

     (v) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.2 References in the Plan to a "termination of employment" or a Participant "terminating employment" and the like shall mean the Participant (i) ceasing to be employed by, or to provide consulting or other services to, the Company or a Subsidiary or any corporation (or any of its subsidiaries) which assumes the Participant's award in a transaction to which section 424(a) of the Code applies, or (ii) ceasing to be a member of the Board of Directors. For purposes of the foregoing, if a Participant continues in a relationship with the Company or a Subsidiary as an employee, a consultant or a member of the Board of Directors, the Participant shall not be considered to have terminated employment until he or she severs all such relationships with the Company, even if the nature of his or her relationship changes. The Committee shall determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on Awards previously granted under the Plan.

     2.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used in this document also shall include the feminine; and the plural shall include the singular and the singular shall include the plural.

     2.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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                                    Article 3
                                 Administration

     3.1 The Committee. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") consisting of not less than two directors who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. It is intended that when the Stock becomes publicly traded each member of the Committee shall be a "non-employee director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" for purposes of Code Section 162(m) and the regulations thereunder or that the members of the Committee who do not qualify as both outside directors and non-employee directors will recuse themselves at the appropriate time to permit grants hereunder to satisfy the requirements of Code Section 162(m) and Rule 16b-3. Notwithstanding the foregoing, the fact that the Committee is not comprised solely of outside directors and non-employee directors and such members do not recuse themselves, will not invalidate the grant of any Award or any other action that otherwise satisfies the terms of the Plan. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that otherwise would be the responsibility of the Committee.

     3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan and the terms of any Award; to correct any defect, supply any omission and reconcile any inconsistency in the Plan; to establish, amend or waive rules and regulations for its administration; to make all other determinations that may be necessary or advisable for the administration of the Plan; to accelerate the exercisability or vesting of any Award or the end of a Period of Restriction; and, subject to the provisions of Article 9, to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons. Any amendment that is intended to preserve the status of an Option as an Incentive Stock Option or otherwise to obtain favorable tax treatment for an Award shall not be considered as adversely affecting the rights of any person.

     3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Persons as it may select in its discretion, to determine the time or times of receipt, the types of Awards, and the number of Shares covered by each of the Awards, and to establish the terms, conditions and provisions of each such Award, including any vesting and exercisability schedules, performance criteria and restrictions applicable to the Award.

     3.4 Decisions Binding. All interpretations, determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders and employees, and the Participants and their estates and beneficiaries.

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     3.5 Delegation of Certain Responsibilities. The Committee, in its sole discretion, may delegate to appropriate officers of the Company the administration of the Plan under this Article 3, provided that the Committee may not delegate its authority to grant Awards or to correct errors, omissions or inconsistencies in the Plan. All authority delegated by the Committee under this
Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee. Notwithstanding the foregoing or any other provision of the Plan, the Committee or, pursuant to Section 3.1, the Board, may delegate to one or more officers of the Company the authority to designate the Key Persons (other than such officer(s)), who will receive Awards under the Plan and the size and other terms of each such Award, to the fullest extent permitted by (S)157 of the Delaware General Corporation Law (or any successor provision).

     3.6 Procedures of the Committee. All determinations of the Committee shall be made by a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification (as provided in Section 10.6), and limitation of liability and reimbursement with respect to their services as members of the Committee to the same extent as for services as directors of the Company.

     3.7 Award Agreements. Each Award under the Plan shall be evidenced by an award agreement or certificate which shall be signed by an officer of the Company and by the Participant, as applicable, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award agreement or certificate may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements or certificates as amended or supplemented, as well as the terms of the original award agreement, are not inconsistent with the provisions of the Plan. An Option agreement or certificate shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. If an Option agreement or certificate does not expressly provide that the Option is an ISO, the Option will be an NSO. Any reference in this Plan to an Award agreement or the like shall mean an Award agreement or certificate, as the case may be.

     3.8 Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation of such election, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     3.9 Information to be Furnished to the Committee. The Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company as to an employee's or Participant's employment,

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termination of employment, leave of absence, reemployment and compensation, and comparable information related to directors and consultants, shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                    Article 4
                            Stock Subject to the Plan

     4.1 Source of Shares. The Shares with respect to which Awards may be made under the Plan shall be Shares either (a) currently authorized but unissued, (b) authorized and issued and held in the Company's treasury, or (c) acquired by the Company for the purposes of the Plan.

     4.2 Limits on Awards. The maximum number of Shares that may be granted to Participants and their beneficiaries under the Plan shall be as follows:

     (a) Aggregate Plan Limit. The total number of Shares with respect to which Awards may be granted is 1,711,500 Shares. Such amount may be adjusted under paragraph (e) below. To the extent that a SAR or Phantom Stock Unit does not provide for the issuance of Shares, there is no limit on the number of shares with respect to which such SARs or Phantom Stock Units may be granted.

     (b) Individual Limit. The total number of Shares with respect to which Awards may be granted to any Key Person during any one calendar year shall not exceed 1,707,146 Shares. Such limit may be adjusted under paragraph (e) below. Notwithstanding paragraph (d) below, Options granted and subsequently canceled or deemed to be canceled in a calendar year count against this individual limit for the year in which granted, even after their cancellation.

     (c) ISO Limit. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of Shares with respect to which ISOs are first exercisable by any employee during any calendar year shall exceed $100,000, or such other amount as may be established from time to time under Section 422 of the Code, such Options shall be treated as Nonqualified Stock Options regardless of the terms of the Award.

     (d) Shares Available Again. The following Shares shall again become available for Awards: (i) Shares that are subject to an Option or SAR that remain unissued upon the cancellation or termination of such Option for any reason, (ii) Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, whether because the Award is settled in cash or otherwise, (iii) Shares previously acquired through option exercise that are surrendered to the Company as payment of the Option exercise price, and (iv) Shares of Restricted Stock that are forfeited and with respect to which the dividends paid on such Shares are also forfeited.

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     (e)  Adjustments in Authorized Shares. In the event of any merger, reorganization, split-up, spin-off, consolidation, recapitalization, separation, liquidation, extraordinary cash dividend, stock dividend, stock split, share combination, exchange of shares, or other change in the corporate structure of the Company affecting the Stock, the Committee, in its sole discretion, shall adjust the limits set forth in paragraphs (a) and (b) above with respect to the number and class of Shares, as applicable, which may be granted and delivered under the Plan.

     4.3 General Restrictions. Delivery of Shares or other amounts under the Plan shall be subject to the following:

     (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

     (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected in the discretion of the Committee on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

     4.4 Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company).

     4.5 Settlement and Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or any combination of such methods, as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

                                    Article 5
                          Eligibility and Participation

     5.1 Eligibility. Any person who, in the opinion of the Committee, is a Key Person is eligible to participate in this Plan, provided, however, that Incentive Stock Options only may be granted to Key Persons who are employees.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may from time to time select those Key Persons to whom Awards shall be granted and determine the nature and amount of each Award. No individual, even if previously designated a Key Person, shall have any right to be granted an Award under this Plan.

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                                    Article 6
                   Stock Options and Stock Appreciation Rights

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Key Persons at any time and from time to time, subject to such terms and conditions as the Committee shall determine in its sole discretion. Subject to Article 4, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.

     6.2 Grant of Stock Appreciation Rights; Types of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee may grant SARs to such Key Persons, and in such amounts and subject to such vesting and forfeiture provisions and such other terms and conditions, as the Committee shall determine in its sole discretion. A SAR may provide for payment by the Company upon exercise to be in cash or Shares (valued at their Fair Market Value on the date of exercise of the SAR), as the Committee may determine in its sole discretion. A SAR may be granted in connection with all or any part of, or independently of, any Option granted under the Plan. A SAR granted in connection with a Nonqualified Stock Option may be granted at or after the time of grant of such Option. A SAR granted in connection with an Incentive Stock Option may be granted only at the time of grant of such Option. Upon the exercise of a SAR granted in connection with an Option, the number of Shares subject to the Option shall be reduced by the number of Shares with respect to which the SAR is exercised. Upon the exercise of an Option in connection with which a SAR has been granted, the number of Shares subject to the SAR shall be reduced by the number of Shares with respect to which the Option is exercised, provided that if the number of Shares initially subject to the SAR is less than the number of Shares initially subject to the Option, the number of Shares subject to the SAR only shall be reduced to the extent that it causes the same number of Shares to be subject to the Option and the SAR.

     6.3 Adjustment of Options and SARs. The Committee shall adjust the number of Shares subject to an Option or SAR and the terms of such Option or SAR, as follows:

     (a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on the Shares), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of Shares subject to each outstanding Option and SAR and the exercise price-per-Share of each such Option and SAR.

     (b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Shares receive securities of another corporation and/or other property, including cash), each Option and SAR outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the

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          number of Shares subject to such Option or SAR would have received in such merger or consolidation.

     (c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation, or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee, in its absolute discretion, shall have the power to:

          (A) cancel, effective immediately prior to the occurrence of such event, each Option and SAR outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant to whom such Option or SAR was granted an amount in cash, for each Share subject to such Option or SAR, equal to the excess of (i) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a Share as a result of such event over (ii) the exercise price of such Option or SAR; or

          (B) provide for the exchange of each Option and SAR outstanding immediately prior to such event (whether or not then exercisable) for an option or stock appreciation right, as appropriate, on some or all of the property which a holder of the number of Shares subject to such Option or SAR would have received in such transaction or on shares of the acquirer or surviving corporation and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, and/or the number of shares or amount of property subject to the option or stock appreciation right and/or, if appropriate, provide for a cash payment to the Participant to whom such Option or SAR was granted in partial consideration for the exchange of the Option or SAR.

     (d) Other Changes. In the event of any change in the capitalization of the Company or corporate change, other than those specifically referred to in this Section 6.3, the Committee may, in its absolute discretion, make such adjustments in the number and class of Shares subject to Options and SARs outstanding on the date on which such change occurs and in the per-share exercise price of each such Option and SAR as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each Option or SAR outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option or SAR was granted an amount in cash, for each Share subject to such Option or SAR, equal to the excess of (i) the Fair Market Value of each Share on the date of such cancellation over (ii) the exercise price of such Option or SAR.

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     6.4 Exercise Price. The exercise price-per-share of each Option and SAR granted under this Article 6 shall be established by the Committee or shall be determined by a method established by the Committee at the time that the Option or SAR is granted, provided, however, that the exercise price-per-share of an Incentive Stock Option shall not be less than the Fair Market Value of a Share as of the date of grant, except as provided in Section 6.6 with respect to 10% shareholders.

     6.5 Duration of Options and SARs. Each Option and SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth anniversary of the date of its grant, except as provided in Section 6.6 with respect to 10% shareholders

     6.6 Special Rule for 10% Shareholders. An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option and shall not be exercisable later than the fifth anniversary of the date of its grant.

     6.7 Exercise of Options and SARs. Options and SARs granted under the Plan shall be exercisable on such terms and conditions and during such periods as the Committee shall in each instance establish, which need not be the same for all Participants. In the event that the Committee, at the time of grant, does not specify the period during which an Option or SAR will be exercisable, such Option or SAR shall become exercisable with respect to 1/4 of the Shares subject to such Option or SAR on each of the first four anniversaries of the date of grant, provided that an SAR granted in connection with an Option may be exercised only at such times and to the extent that the related Option may be exercised. Notwithstanding the foregoing, unless the applicable Award agreement otherwise provides, an Option or SAR shall become exercisable in full upon the occurrence of a Change in Control. Unless the applicable Award agreement otherwise provides, once a portion of an Option or SAR becomes exercisable, it shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) the expiration, cancellation or termination of the Award.

     6.8 Payment of Option Exercise Price. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, subject to the following:

     (a) The full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that payment pursuant to paragraph (c) shall be made as soon as practicable after exercise of the Option).

     (b) The exercise price shall be payable in cash or, if permitted by the Committee, by tendering, by actual delivery of Shares or by attestation, Shares acceptable to the Committee in its discretion and valued at Fair Market Value as of the date of exercise, or in any combination of cash and Shares, as determined and permitted by the Committee.

     (c) To the extent permitted by law, the Committee may, in its discretion, permit a Participant to elect to pay the exercise price by means of a brokered cashless exercise.

     As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant stock certificates issued in the Participant's name with respect to the number of Shares purchased.

     6.9 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option or SAR under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, the requirements of any stock exchange upon which such Shares are then listed and any blue sky or state securities laws applicable to such Shares.

     6.10 Termination of Employment. Unless the Committee determines otherwise, if a Participant's employment with the Company or a Subsidiary terminates, any outstanding Options and SARs that are not exercisable as of the date of termination shall expire as of the termination of employment and shall be of no further force or effect. The following provisions shall apply to Options and SARs that were exercisable at the time the Participant's employment terminates:

     (a) Death. If a Participant dies while employed by the Company or a Subsidiary, any outstanding Options and SARs, to the extent exercisable at the time of death, shall remain exercisable until the earlier of the expiration date of the Option or SAR and the first anniversary of the Participant's death. Any such Option or SAR may be exercised by the person or persons who acquire the Participant's rights under the Option or SAR by will or by the laws of descent and distribution.

     (b) Disability. If a Participant's employment with the Company or a Subsidiary terminates by reason of Disability or if an employee of the Company or a Subsidiary is designated an inactive employee by reason of Disability, any outstanding Options and SARs, to the extent exercisable at the time of such termination or designation, shall remain exercisable until the earlier of the expiration date of the Option or SAR and the first anniversary of the Participant's termination or designation.

     (c) Cause. If the employment of a Participant shall terminate for Cause, rights under all outstanding Options and SARs shall immediately expire as of the commencement of business of the effective date of the termination of employment and shall be of no further force or effect.

     (d) Other Reasons. If a Participant's employment with the Company or a Subsidiary terminates for any reason other than death, Disability or for Cause, all outstanding Options and SARs, to the extent exercisable at the time of such termination, shall remain exercisable until the earlier of the expiration date of the Option or SAR and three months after such date of termination.

     6.11 Nontransferability of Options and SARs. Except as otherwise provided by the Committee in the applicable Award agreement, no Option or SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Unless otherwise determined by the Committee in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of a Participant only by the Participant or, during the period that the Participant is under a legal disability, by the Participant's guardian or legal representative.

     6.12 Requirements of Law. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an Option or SAR (including without limitation the right of the Committee to limit the time of exercise to specified periods) as may be necessary to satisfy the requirements of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. An Option or SAR may not be exercised if, in the determination of the Board of Directors, such exercise would violate the Sarbanes-Oxley Act of 2002 or other applicable law.

     6.13 Settlement in Cash. Upon the exercise of an Option by a Participant, the Committee may in its discretion pay to the Participant in lieu of Shares, an amount in cash equal to the excess of (a) the Fair Market Value at the time of exercise of all or some of the number of Shares of Stock with respect to which the Participant is exercising his or her Option, over (b) the total Exercise Price for such Shares established by the Committee, reduced by (c) withholding for all applicable taxes.

                                    Article 7
                                Restricted Stock

     7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to such Participants and in such amounts as it shall determine.

     7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     7.3 Transferability. Except as provided in this Article 7, Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights granted to a Participant with respect to the Restricted Stock during the Period of Restriction shall be exercisable during his or her lifetime only by such Participant.

     7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     7.5 Issuance of Certificates; Shareholder Rights. Promptly after a Participant accepts a restricted stock award, the Company or its exchange agent shall issue to the Participant a stock certificate or stock certificates for the shares of Restricted Stock covered by the Award or shall establish an account evidencing ownership of the Shares in uncertificated form. The Participant shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued or an account is established therefor pursuant to this
Section 7.5, and then only from the date such certificate is issued or such account is established. Upon the issuance of such stock certificate(s), or establishment of such account, the Participant shall have the rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares, subject to (i) the nontransferability restrictions described in
Section 7.3 and the forfeiture provision described in Section 7.11, (ii) in the Committee's discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed, and
(iii) any other restrictions and conditions contained in the applicable Restricted Stock Agreement.

     7.6 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

          "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Nephros, Inc. 2004 Stock Incentive Plan, and in the rules and administrative procedures adopted pursuant to such Plan. A copy of the Plan, such rules and procedures may be obtained from the Secretary of Nephros, Inc."

     7.7 Custody of Stock Certificate(s). Unless the Committee shall otherwise determine, any stock certificates issued evidencing Restricted Stock shall remain in the possession of the Company or such other custodian as the Company may designate until the end of the Period of Restriction.

     7.8 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the applicable Period of Restriction. Unless the applicable Restricted Stock agreement otherwise provides, Shares of Restricted Stock shall become freely transferable by the Participant and nonforfeitable upon the occurrence of a Change in Control. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend set forth in Section 7.6 removed from his or her Stock certificate.

     7.9 Dividends and Other Distributions. Unless the Committee specifies deferred payment of cash dividends in the Restricted Stock Agreement, a Participant holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares during the Period of Restriction. If any such dividends or distributions are paid in Shares of Stock, such Shares shall be Restricted Stock and shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which such dividends or distributions were paid.

     7.10 Termination of Employment for Other Reasons. Except as otherwise provided by the Committee in the applicable Award agreement, in the event that a Participant terminates his or her employment with the Company during the Period of Restriction for any reason, any Shares of Restricted Stock and the related cash dividends still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Shares of Restricted Stock as it deems appropriate.

     7.11 Adjustment of Awards. In the event of a stock dividend, stock split, share combination, exchange of shares or any other change in the corporate structure of the Company affecting Restricted Stock, including but not limited to the events described in section 6.3(a), the Committee in its sole discretion may adjust the number or class of Shares subject to a Restricted Stock Award which have not yet been issued, as may be determined to be appropriate and equitable, to prevent dilution or enlargement of rights.

                                    Article 8
                               Phantom Stock Units

     8.1 Grant of Phantom Stock Units. Subject to the terms and provisions of the Plan, the Committee may grant awards of Phantom Stock Units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion. Phantom Stock Units may be awarded independently of or in connection with any other award under the Plan.

     8.2 Vesting. At the time of grant, the Committee shall specify the date or dates on which the Phantom Stock Units shall become vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Unless the applicable Award agreement otherwise provides, Phantom Stock Units shall become vested and nonforfeitable upon the occurrence of a Change in Control.

     8.3 Transferability. Except as otherwise provided by the Committee in the applicable Award agreement, Phantom Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all rights with respect to the Phantom Stock Units granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     8.4 Termination of Employment. Except as otherwise provided by the Committee in the applicable Award agreement, in the event of the Participant's termination of employment for any reason, Phantom Stock Units that have not become vested and nonforfeitable shall be forfeited and cancelled; provided, however, that the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Phantom Stock Units and may add such new restrictions to such Phantom Stock Units as it deems appropriate.

     8.5 Distribution. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Phantom Stock Units, which may be determined at the election of the Participant. Such date may be later than the vesting date or dates of the Phantom Stock Units.

On the maturity date of a Phantom Stock Unit, the Company shall transfer to the Participant one unrestricted, fully transferable share of Common Stock or an amount in cash equal to the Fair Market Value of one unrestricted, fully transferable share of Common Stock.

     8.6 Adjustment of Awards. In the event of a stock dividend, stock split, share combination, exchange of shares or any other change in the corporate structure of the Company affecting Phantom Stock Units, including but not limited to the events described in section 6.3(a), the Committee in its sole discretion may adjust the award of Phantom Stock Units, as may be determined to be appropriate and equitable, to prevent dilution or enlargement of rights.

                                    Article 9
                    Amendment, Modification, and Termination

     9.1 Amendment, Modification, and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend, or modify the Plan. However, the approval of the stockholders of the Company is required for such action to the extent required under the rules of any stock exchange on which Stock is traded or to comply with section 422 or 162(m) of the Code, including, without limitation, any amendment that:

     (a) increases the total number of Shares which may be issued under this Plan, either in the aggregate or to an individual, except as provided in Section 4.2(d) above;

     (b)  changes the class of employees eligible to participate in the Plan; or

     (c) changes the provisions of the Plan regarding the exercise price of an Option.

     9.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall in any manner adversely affect the rights of a Participant (or any person or persons to whom an Award is permissibly transferred pursuant to the Plan) with respect to an Award theretofore granted under the Plan without the written consent of the Participant (or such other person or persons). Any amendment that is intended to preserve the status of an Option as an Incentive Stock Option or otherwise to obtain favorable tax treatment for an Award shall not be considered as adversely affecting the rights of any person.

                                   Article 10
                                  Miscellaneous

     10.1 Beneficiary Designation. A Participant, from time to time, may designate in writing a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death. Each designation will revoke all prior designations by such Participant, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     10.2 No Right to Awards. No employee or other person shall have a right to receive an Award or, having received an Award, to receive any additional Awards. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any person.

     10.3 No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or services as a consultant at any time, nor confer on any Participant any right to continue in the employ of or to perform services for the Company. Except as otherwise provided in the Plan, no Award under the Plan shall confer on its holder any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

     10.4 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any cash, Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

     10.5 Limitations Imposed by Section 162(m). (b) Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, if and to the extent that the Committee determines the Company's federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

     (a) With respect to Options, SARs or Phantom Stock Units, the Committee may delay the exercise or payment, as the case may be, in respect of such Options, SARs or Phantom Stock Units until a date that is within 30 days after the date that compensation paid to the Participant no longer is subject to the deduction limitation under section 162(m) of the Code. In the event that a Participant exercises an Option or SAR, or the maturity date with respect to Phantom Stock Units occurs, at a time when the Participant is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such Award, the Committee shall credit cash or, in the case of an amount payable in Stock, the Fair Market Value of the Stock, payable to the Participant to a book account. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

     (b) With respect to Restricted Stock, the Committee may require the Participant to surrender to the Committee any Award agreement and stock certificates with respect to such Restricted Stock, in order to cancel the Award of such Restricted Stock. In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such Award. The amount credited to the book account shall be paid to the Participant within 30 days after the date that compensation paid to the Participant no longer is subject to the deduction limitation under section 162(m) of the Code. The Participant shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the Participant other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future.

     10.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     10.7 Successors. All obligations of the Company under the Plan with respect to Awards, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

     10.8 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     10.9 Governing Law. The Plan, and all agreements under the Plan, shall be construed in accordance with and governed by the internal laws of the State of Delaware, without reference to principles of conflict of laws.